UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2022

CTO Realty Growth, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-11350 (Commission File Number)	59-0483700 (IRS Employer Identification No.)
	1140 N. Williamson Blvd., Suite 140 Daytona Beach, Florida (Address of principal executive offices)	32114 (Zip Code)

Registrant’s telephone number, including area code: (386) 274-2202

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

.01

Title of each class:	Trading Symbols	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	CTO	NYSE
6.375% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	CTO PrA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) of CTO Realty Growth, Inc. (the “Company”) was held on June 22, 2022.  At the 2022 Annual Meeting, the Company’s stockholders (i) elected John P. Albright, George R. Brokaw, Christopher J. Drew, Laura M. Franklin, R. Blakeslee Gable and Christopher W. Haga to serve as members of the board of directors of the Company until the Company’s 2023 Annual Meeting of Stockholders; (ii) ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and (iii) approved, on an advisory basis, the compensation of the Company’s named executive officers.

The proposals below are described in detail in the Company’s definitive proxy statement dated April 29, 2022. The voting results for each proposal are as follows:

Proposal 1 – Election of Directors:

			BROKER
	FOR	WITHHELD	NON-VOTES
John P. Albright	3,159,689	60,950	1,356,438
George R. Brokaw	2,885,504	335,135	1,356,438
Christopher J. Drew	3,148,923	71,716	1,356,438
Laura M. Franklin	3,145,871	74,768	1,356,438
R. Blakeslee Gable	3,004,682	215,957	1,356,438
Christopher W. Haga	3,034,500	186,139	1,356,438

Proposal 2 – Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2022:

FOR	AGAINST	ABSTAIN
4,419,214	139, 187	18,676

Proposal 3 – Advisory vote to approve executive compensation:

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
3,054,926	108,819	56,894	1,356,438

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2022

CTO Realty Growth, Inc.

By: /s/ John P. Albright

John P. Albright, President and Chief Executive Officer